SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report:  September 18, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)

        0-18728                                            043047911
 --------------------                                 ---------------------
(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts           02173
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 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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ITEM 5.           OTHER EVENTS
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         Interneuron   Pharmaceuticals,   Inc.(the  "Company")  has  modified  a
previously announced agreement with Swiss Bank Corporation, London Branch ("SBC"), under which the Company purchased from SBC in private transactions capped call options on its own common stock and sold to SBC call options on its common stock. The modified terms of the agreement are as follows.

         The call options purchased by the Company, after the modification, give the Company the right to purchase from SBC a total of 1,240,000 shares of the Company's common stock at a strike price of $14.50. These call options are exercisable only at their maturities, which are now December 31, 1997, June 9, 1998, September 21, 1998 and January 11, 1999, each involving 310,000 shares and subject to caps of $22.50, $29.50, $32.50 and $34.50, respectively, which limit the economic benefit to the Company of these call options. The call options purchased by the Company are expected to be settled, if exercised, with cash in an amount equal to the difference between the strike price and the market price during a valuation period, subject to the caps.

         In exchange for the modification to the call options purchased by the Company, the Company will receive cash proceeds of $500,000 and modified the terms of the call options sold to SBC, entitling SBC to purchase from the Company a total of 2,000,000 shares of the Company's common stock, at a strike price, after the modification, of $36.00 per share, 1,000,000 shares on each of December 30, 1999 and December 31, 1999. The Company will have the right to settle these call options with cash or stock, subject to certain conditions. If exercised, the Company expects to settle the call options that it sold through issuance to SBC of 2,000,000 shares of common stock, subject to the effectiveness of a registration statement covering the resale of these shares delivered. The sale or potential sale of such shares could have an adverse effect on the market price of the Company's common stock.

         Because the Company has the ability to settle call options through issuance or receipt of common stock, the Company has accounted for the purchase and sales of these call options as equivalent and offsetting noncash equity transactions. Any gains realized from purchased call options will be reflected in additional paid-in capital. SBC has advised Interneuron that it may engage in transactions, including market purchases and sales of the Company's securities, to offset its risk relating to the options. Purchases and sales could affect the market price of the Company's common stock.

         The securities sold by the Company to SBC have not been registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

         Except for the descriptions of historical facts contained herein, this report contains forward-looking statements that involve risks and uncertainties, as detailed from time to time in Interneuron's SEC filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere. Actual results could differ materially from those currently anticipated due to a number of factors including factors that may affect the Company's business, financial condition, and results of operations and the market price of the Company's common stock.

                                       -2-




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNEURON PHARMACEUTICALS INC.


                                       By: /s/  Glenn L. Cooper
                                           -------------------------------------
                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

Dated:  September 19,1997